Exhibit 99.1

Blackstone Reports Fourth Quarter and

Full Year 2023 Results

New York, January 25, 2024: Blackstone (NYSE:BX) today reported its fourth quarter and full year 2023 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone reported strong fourth-quarter results, as we exited a volatile year for global markets. The quarter reflected strong momentum across the business, including a meaningful acceleration in fund-raising and investment activity. We are exceptionally well positioned for the road ahead with nearly $200 billion of dry powder capital to invest.”

Blackstone issued a full detailed presentation of its fourth quarter and full year 2023 results, which can be viewed at www.blackstone.com.

Dividend

Blackstone has declared a quarterly dividend of $0.94 per share to record holders of common stock at the close of business on February 5, 2024. This dividend will be paid on February 12, 2024.

Quarterly Investor Call Details

Blackstone will host its fourth quarter and full year 2023 investor conference via public webcast on January 25,

2024 at 9:00 a.m. ET. To register, please use the following link:

https://event.webcasts.com/starthere.jsp?ei=1649868&tp_key=e37365a1ec. For those unable to listen to the live

Blackstone 345 Park Avenue, New York, NY 10154 T 212 583 5000 www.blackstone.com broadcast, there will be a webcast replay on the Shareholders section of Blackstone’s website at

https://ir.blackstone.com/.

About Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to create positive economic impact and long-

term value for our investors. We do this by relying on extraordinary people and flexible capital to help strengthen the companies we invest in. Our over $1 trillion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life sciences, growth equity, opportunistic,

non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow @blackstone on LinkedIn, X (Twitter), and Instagram.

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as

“outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,”

“approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,”

“forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on

Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-

looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

2

This presentation does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Christine Anderson Blackstone Tel: +1 (212) 583-5182 christine.anderson@blackstone.com

3

Blackstone’s Fourth

Quarter and Full Year

2023 Earnings

JANUARY 25, 2024

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2023 GAAP RESULTS

▪	GAAP Net Income was $109 million for the quarter and $2.4 billion for the year. GAAP Net Income Attributable to Blackstone Inc. was $152 million for the quarter and $1.4 billion for the year.

($ in thousands, except per share data) (unaudited)	4Q’22	4Q’23	FY’22	FY’23

Revenues

Management and Advisory Fees, Net	$1,648,438	$1,648,132	$6,303,315	$6,671,260

Incentive Fees	210,264	240,417	525,127	695,171

Performance Allocations	(53,204)	(362,474)	1,946,584	532,173

Principal Investments	39,211	(298,549)	(713,522)	(299,331)

Interest and Dividend Revenue	102,632	168,374	271,612	516,497

Other	(243,282)	(110,880)	184,557	(92,929)

Total Revenues	$1,704,059	$1,285,020	$8,517,673	$8,022,841

Expenses

Compensation and Benefits	659,329	543,078	3,532,454	3,312,970

General, Administrative and Other	292,340	289,691	1,092,671	1,117,305

Interest Expense	100,329	108,732	317,225	431,868

Fund Expenses	18,531	69	30,675	118,987

Total Expenses	$1,070,529	$941,570	$4,973,025	$4,981,130

Other Income (Loss)	$(31,335)	$(188,370)	$(82,859)	$(83,997)

Income Before Provision for Taxes	$602,195	$155,080	$3,461,789	$2,957,714

Provision (Benefit) for Taxes	(141,146)	45,957	472,880	513,461

Net Income	$743,341	$109,123	$2,988,909	$2,444,253

Redeemable NCI in Consolidated Entities	(199,590)	(163,929)	(142,890)	(245,518)

Non-Redeemable NCI in Consolidated Entities	385,077	121,252	1,384,168	1,298,891

Net Income Attributable to Blackstone Inc. (‘‘BX’’)	$557,854	$151,800	$1,747,631	$1,390,880

Net Income Per Share of Common Stock, Basic	$0.75	$0.20	$2.36	$1.84

Net Income Per Share of Common Stock, Diluted	$0.75	$0.20	$2.36	$1.84

Throughout this presentation, all current period amounts are preliminary and unaudited. Totals may not add due to rounding. See pages 36-38, Definitions and

Dividend Policy, for definitions of terms used throughout this presentation. NCI means non-controlling interests.

Blackstone | 1

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2023 HIGHLIGHTS

Financial Measures

▪   Fee Related Earnings (“FRE”) of $1.0 billion ($0.86/share) in the quarter

–  FRE was $4.3 billion for the year ($3.58/share)

▪   Distributable Earnings (“DE”) of $1.4 billion ($1.11/share) in the quarter

–  DE was $5.1 billion for the year ($3.95/share)

▪   Net Accrued Performance Revenues of $5.8 billion ($4.80/share)

Capital Metrics

▪   Total Assets Under Management (“AUM”) of $1,040.2 billion

–  Fee-Earning AUM of $762.6 billion

–  Perpetual Capital AUM of $396.3 billion

▪   Inflows of $52.7 billion in the quarter and $148.5 billion for the year

▪   Deployment of $31.1 billion in the quarter and $73.8 billion for the year

▪   Realizations of $15.8 billion in the quarter and $65.7 billion for the year

Capital Returned to Shareholders

▪   Dividend of $0.94 per common share payable on February 12, 2024

–  Dividends of $3.35 per common share for the year

▪   Repurchased 0.4 million common shares in the quarter and 3.7 million common shares for the year

▪   $1.2 billion to be distributed to shareholders with respect to the fourth quarter and $4.7 billion for the year through dividends and share repurchases

Blackstone | 2

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2023 SEGMENT EARNINGS

			% Change			% Change

($ in thousands, except per share data)	4Q’22	4Q’23	vs. 4Q’22	FY’22	FY’23	vs. FY’22

Management and Advisory Fees, Net	$1,641,091	$1,653,831	1%	$6,282,946	$6,663,244	6%

Fee Related Performance Revenues	172,708	168,994	(2)%	1,449,497	858,527	(41)%

Fee Related Compensation	(480,623)	(470,408)	(2)%	(2,330,775)	(2,088,110)	(10)%

Other Operating Expenses	(267,281)	(310,874)	16%	(989,023)	(1,084,333)	10%

Fee Related Earnings	$1,065,895	$1,041,543	(2)%	$4,412,645	$4,349,328	(1)%

Realized Performance Revenues	472,745	693,213	47%	4,461,338	2,061,102	(54)%

Realized Performance Compensation	(161,779)	(287,628)	78%	(1,814,097)	(896,017)	(51)%

Realized Principal Investment Income	55,887	19,202	(66)%	396,256	110,932	(72)%

Net Realizations	366,853	424,787	16%	3,043,497	1,276,017	(58)%

Total Segment Distributable Earnings	$1,432,748	$1,466,330	2%	$7,456,142	$5,625,345	(25)%

Distributable Earnings	$1,334,206	$1,388,180	4%	$6,632,780	$5,060,955	(24)%

Additional Metrics:

Net Income Per Share of Common Stock, Basic	$0.75	$0.20	(73)%	$2.36	$1.84	(22)%

FRE per Share	$0.88	$0.86	(2)%	$3.65	$3.58	(2)%

DE per Common Share	$1.07	$1.11	4%	$5.17	$3.95	(24)%

Total Segment Revenues	$2,342,431	$2,535,240	8%	$12,590,037	$9,693,805	(23)%

Total Assets Under Management	$974,673,077	$1,040,192,447	7%	$974,673,077	$1,040,192,447	7%

Fee-Earning Assets Under Management	$718,386,888	$762,607,902	6%	$718,386,888	$762,607,902	6%

Fee Related Earnings per Share is based on end of period DE Shares Outstanding (see page 24, Share Summary). DE per Common Share is based on DE Attributable to

Common Shareholders (see page 23, Shareholder Dividends) and end of period Participating Common Shares outstanding. Full year FRE per Share and DE per Common Share amounts represent the sum of the last four quarters. See pages 32-33 for the Reconciliation of GAAP to Total Segment Measures.

Blackstone | 3

INVESTMENT PERFORMANCE AND NET ACCRUED PERFORMANCE REVENUES

▪	Net Accrued Performance Revenues declined quarter-over-quarter to $5.8 billion ($4.80/share) due to realized distributions across strategies.

Investment Performance

(appreciation / gross returns)

	4Q’23	FY’23

Real Estate

Opportunistic	(3.8)%	(6.3)%

Core+	(4.6)%	(4.3)%

Private Equity

Corporate Private Equity	3.5%	12.1%

Tactical Opportunities	3.5%	6.6%

Secondaries	(1.3)%	2.3%

Infrastructure	1.0%	12.1%

Credit & Insurance

Private Credit	3.9%	16.4%

Liquid Credit	3.3%	13.0%

Hedge Fund Solutions

BPS Composite	2.3%	7.8%

Net Accrued Performance Revenues

($ in millions)

Investment Performance represents fund appreciation for Real Estate and Private Equity and gross returns for Credit & Insurance and Hedge Fund Solutions. Private Credit net returns were 2.9% and 12.1% for 4Q’23 and FY’23, respectively. Private Credit net returns for the two years ended 4Q’23 were 25.2% gross (17.1% net). Liquid Credit net returns were 3.1% and 12.4% for 4Q’23 and FY’23, respectively. BPS Composite net returns were 2.1% and 6.9% for 4Q’23 and FY’23, respectively. BPS Composite returns for the two years ended 4Q’23 were 13.2% gross (11.3% net). See notes on page 34 for additional details on investment performance.	Blackstone | 4

CAPITAL METRICS – ADDITIONAL DETAIL

▪	Inflows were $52.7 billion in the quarter, bringing full year inflows to $148.5 billion.

▪	Deployed $31.1 billion in the quarter and $73.8 billion for the year.

–	Committed an additional $15.3 billion that was not yet deployed in the quarter.

▪	Realizations were $15.8 billion in the quarter and $65.7 billion for the year.

	Inflows		Capital Deployed		Realizations

($ in millions)	4Q’23	FY’23	4Q’23	FY’23	4Q’23	FY’23

Real Estate	$19,905	$53,923	$6,262	$15,025	$4,567	$18,744

Opportunistic	1,878	8,534	1,278	7,228	796	3,326

Core+	3,061	17,094	992	2,435	2,837	12,017

BREDS	14,967	28,294	3,992	5,363	934	3,401

Private Equity	7,151	23,797	6,551	24,477	5,388	23,229

Corporate Private Equity	1,801	9,718	1,273	9,598	3,055	13,321

Tactical Opportunities	1,219	4,867	1,025	2,941	682	3,658

Secondaries	3,445	5,839	1,937	6,664	1,494	5,336

Infrastructure	686	3,374	2,316	5,274	157	914

Credit & Insurance	23,158	62,498	16,604	31,005	5,157	20,369

Hedge Fund Solutions	2,487	8,300	1,659	3,303	673	3,350

Total Blackstone	$52,700	$148,518	$31,076	$73,810	$15,785	$65,691

Corporate Private Equity also includes Life Sciences and BTAS. Tactical Opportunities also includes Blackstone Growth.	Blackstone | 5

ASSETS UNDER MANAGEMENT

▪	Total AUM increased to $1,040.2 billion, up 7% year-over-year, with $52.7 billion of inflows in the quarter and $148.5 billion for the year.

▪	Fee-Earning AUM of $762.6 billion was up 6% year-over-year, with $44.6 billion of inflows in the quarter and $119.4 billion for the year.

▪	Perpetual Capital AUM reached $396.3 billion, up 7% year-over-year.

–	Fee-Earning Perpetual Capital AUM increased to $338.0 billion, representing 44% of Fee-Earning AUM.

Blackstone | 6

ADDITIONAL CAPITAL DETAIL

▪	Invested Performance Eligible AUM reached $504.7 billion at quarter end.

▪	Undrawn capital (“Total Dry Powder”) available for investment of $197.3 billion.

Invested Performance Eligible AUM represents the fair value of invested assets that are eligible to earn performance revenues.	Blackstone | 7

Segment Highlights

Blackstone | 8

SEGMENT DISTRIBUTABLE EARNINGS COMPOSITION

▪	4Q’23 Total Segment Distributable Earnings were $1.5 billion.

▪	Full year Total Segment Distributable Earnings were $5.6 billion.

Segment Distributable Earnings

($ in millions)

Blackstone | 9

REAL ESTATE

▪	Total AUM: Increased 3% to $336.9 billion with inflows of $19.9 billion in the quarter and $53.9 billion for the year.
–	Entered into a fee-paying joint venture with the FDIC to acquire the Signature Bank commercial senior mortgage loan portfolio, resulting in $10.5 billion of inflows in the quarter.

–	Inflows in the quarter also included $3.8 billion in BREDS insurance SMAs, $1.0 billion in the seventh European opportunistic fund, $813 million of capital raised in BREIT, and $230 million in the fifth real estate debt strategies fund, which commenced its investment period in December.

▪	Capital Deployed: $6.3 billion in the quarter and $15.0 billion for the year.

▪	Realizations: $4.6 billion in the quarter and $18.7 billion for the year.
–	Realizations in the quarter included the BREIT partial sale of The Bellagio Las Vegas for $933 million and the BREP final share sale of Embassy REIT for $848 million.

▪	Appreciation: Opportunistic funds declined (3.8)% in the quarter and (6.3)% for the year; Core+ funds declined (4.6)% in the quarter and (4.3)% for the year.

			% Change			% Change

($ in thousands)	4Q’22	4Q’23	vs. 4Q’22	FY’22	FY’23	vs. FY’22

Management Fees, Net	$682,212	$698,500	2%	$2,623,065	$2,843,358	8%

Fee Related Performance Revenues	58,397	14,352	(75)%	1,075,424	294,240	(73)%

Fee Related Compensation	(180,818)	(139,880)	(23)%	(1,039,125)	(675,880)	(35)%

Other Operating Expenses	(86,298)	(95,846)	11%	(315,331)	(325,050)	3%

Fee Related Earnings	$473,493	$477,126	1%	$2,344,033	$2,136,668	(9)%

Realized Performance Revenues	42,283	96,122	127%	2,985,713	244,358	(92)%

Realized Performance Compensation	(13,148)	(42,728)	225%	(1,168,045)	(123,299)	(89)%

Realized Principal Investment Income	22,402	3,909	(83)%	150,790	7,628	(95)%

Net Realizations	51,537	57,303	11%	1,968,458	128,687	(93)%

Segment Distributable Earnings	$525,030	$534,429	2%	$4,312,491	$2,265,355	(47)%

Segment Revenues	$805,294	$812,883	1%	$6,834,992	$3,389,584	(50)%

Total AUM	$326,146,904	$336,940,096	3%	$326,146,904	$336,940,096	3%

Fee-Earning AUM	$281,967,153	$298,889,475	6%	$281,967,153	$298,889,475	6%

Blackstone | 10

PRIVATE EQUITY

▪	Total AUM: Increased 5% to $304.0 billion with inflows of $7.2 billion in the quarter and $23.8 billion for the year.
–	Inflows in the quarter included $885 million for Tactical Opportunities vehicles and $755 million for the ninth flagship private equity fund.

–	Raised an initial $1.8 billion for the fourth infrastructure Secondaries vintage and held the final close on $2.6 billion for the eighth real estate Secondaries vintage, including $725 million of capital raised in the quarter.

–	On January 2, launched Blackstone Private Equity Strategies Fund (“BXPE”), a continuously offered private equity strategy with an initial $1.3 billion raised not yet included in Total AUM.

▪	Capital Deployed: $6.6 billion in the quarter, including in Northern Indiana Public Service Company (“NIPSCO”), Groupe Premium, and Power Grid Components, and $24.5 billion for the year.

–	Committed an additional $8.4 billion in the quarter, including to Adevinta, Rover, Civica, and Digital Realty.

▪	Realizations: $5.4 billion in the quarter, including in Guidon Energy and IntraFi, and $23.2 billion for the year.
▪	Appreciation: Corporate Private Equity appreciated 3.5% in the quarter and 12.1% for the year.
–	Tactical Opportunities appreciated 3.5% in the quarter and 6.6% for the year; Secondaries declined (1.3)% in the quarter and appreciated 2.3% for the year; Infrastructure appreciated 1.0% in the quarter and 12.1% for the year.

			% Change			% Change

($ in thousands)	4Q’22	4Q’23	vs. 4Q’22	FY’22	FY’23	vs. FY’22

Management and Advisory Fees, Net	$496,743	$475,403	(4)%	$1,828,737	$1,908,364	4%

Fee Related Performance Revenues	-	-	n/a	(648)	-	(100)%

Fee Related Compensation	(129,141)	(132,376)	3%	(575,194)	(595,669)	4%

Other Operating Expenses	(77,062)	(87,028)	13%	(304,177)	(316,741)	4%

Fee Related Earnings	$290,540	$255,999	(12)%	$948,718	$995,954	5%

Realized Performance Revenues	308,580	322,713	5%	1,191,028	1,268,483	7%

Realized Performance Compensation	(115,615)	(145,256)	26%	(544,229)	(558,645)	3%

Realized Principal Investment Income	27,410	7,780	(72)%	139,767	67,133	(52)%

Net Realizations	220,375	185,237	(16)%	786,566	776,971	(1)%

Segment Distributable Earnings	$510,915	$441,236	(14)%	$1,735,284	$1,772,925	2%

Segment Revenues	$832,733	$805,896	(3)%	$3,158,884	$3,243,980	3%

Total AUM	$288,902,142	$304,038,221	5%	$288,902,142	$304,038,221	5%

Fee-Earning AUM	$167,082,852	$168,620,545	1%	$167,082,852	$168,620,545	1%

Blackstone | 11

CREDIT & INSURANCE

▪	Total AUM: Increased 14% to $318.9 billion with inflows of $23.2 billion in the quarter and $62.5 billion for the year.
–	Inflows in the quarter included $7.6 billion for the global direct lending strategy, inclusive of $2.7 billion of equity raised for BCRED, bringing direct lending Total AUM to $110.0 billion.

–	$14.3 billion of inflows from our insurance strategic partnerships, including assets allocated to other segments.

–	Closed 5 new CLOs (3 U.S. and 2 European) for $2.1 billion.

▪	Capital Deployed: $16.6 billion in the quarter and $31.0 billion for the year driven by U.S. direct lending.

–	Committed an additional $6.1 billion that was not yet deployed in the quarter.

▪	Realizations: $5.2 billion in the quarter and $20.4 billion for the year.
▪	Returns: Private Credit gross return of 3.9% (2.9% net) and Liquid Credit gross return of 3.3% (3.1% net) in the quarter.
–	Private Credit gross return of 16.4% (12.1% net) and Liquid Credit gross return of 13.0% (12.4% net) for the year.

			% Change			% Change

($ in thousands)	4Q’22	4Q’23	vs. 4Q’22	FY’22	FY’23	vs. FY’22

Management Fees, Net	$325,169	$349,386	7%	$1,259,902	$1,376,061	9%

Fee Related Performance Revenues	114,311	154,642	35%	374,721	564,287	51%

Fee Related Compensation	(129,985)	(159,901)	23%	(529,784)	(640,190)	21%

Other Operating Expenses	(74,436)	(95,974)	29%	(264,181)	(327,734)	24%

Fee Related Earnings	$235,059	$248,153	6%	$840,658	$972,424	16%

Realized Performance Revenues	25,238	135,886	438%	147,413	317,760	116%

Realized Performance Compensation	(9,359)	(60,696)	549%	(63,846)	(140,490)	120%

Realized Principal Investment Income	4,200	6,031	44%	80,993	21,897	(73)%

Net Realizations	20,079	81,221	305%	164,560	199,167	21%

Segment Distributable Earnings	$255,138	$329,374	29%	$1,005,218	$1,171,591	17%

Segment Revenues	$468,918	$645,945	38%	$1,863,029	$2,280,005	22%

Total AUM	$279,908,030	$318,915,676	14%	$279,908,030	$318,915,676	14%

Fee-Earning AUM	$198,162,931	$223,844,084	13%	$198,162,931	$223,844,084	13%

Blackstone | 12

HEDGE FUND SOLUTIONS

▪	Total AUM: $80.3 billion with inflows of $2.5 billion in the quarter and $8.3 billion for the year.

▪	Returns: BPS Composite gross return of 2.3% in the quarter (2.1% net), outperforming the HFRX Global Hedge Fund Index, which was 1.7%.

–	BPS benefited from performance of credit, equities, and global macro strategies during the quarter.

–	Gross returns of 7.8% for the year (6.9% net), with significantly less volatility than the broader markets, compared to 3.1% return for the HFRX Global Hedge Fund Index.

			% Change			% Change

($ in thousands)	4Q’22	4Q’23	vs. 4Q’22	FY’22	FY’23	vs. FY’22

Management Fees, Net	$136,967	$130,542	(5)%	$571,242	$535,461	(6)%

Fee Related Compensation	(40,679)	(38,251)	(6)%	(186,672)	(176,371)	(6)%

Other Operating Expenses	(29,485)	(32,026)	9%	(105,334)	(114,808)	9%

Fee Related Earnings	$66,803	$60,265	(10)%	$279,236	$244,282	(13)%

Realized Performance Revenues	96,644	138,492	43%	137,184	230,501	68%

Realized Performance Compensation	(23,657)	(38,948)	65%	(37,977)	(73,583)	94%

Realized Principal Investment Income	1,875	1,482	(21)%	24,706	14,274	(42)%

Net Realizations	74,862	101,026	35%	123,913	171,192	38%

Segment Distributable Earnings	$141,665	$161,291	14%	$403,149	$415,474	3%

Segment Revenues	$235,486	$270,516	15%	$733,132	$780,236	6%

Total AUM	$79,716,001	$80,298,454	1%	$79,716,001	$80,298,454	1%

Fee-Earning AUM	$71,173,952	$71,253,798	0%	$71,173,952	$71,253,798	0%

Blackstone | 13

Supplemental Details

Blackstone | 14

TOTAL SEGMENTS

($ in thousands)	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	FY’22	FY’23

Base Management Fees	$1,580,452	$1,619,547	$1,620,609	$1,619,743	$1,605,948	$6,045,038	$6,465,847

Transaction, Advisory and Other Fees, Net	71,151	45,710	92,735	44,611	52,836	310,117	235,892

Management Fee Offsets	(10,512)	(12,870)	(10,158)	(10,514)	(4,953)	(72,209)	(38,495)

Total Management and Advisory Fees, Net	1,641,091	1,652,387	1,703,186	1,653,840	1,653,831	6,282,946	6,663,244

Fee Related Performance Revenues	172,708	148,244	266,738	274,551	168,994	1,449,497	858,527

Fee Related Compensation	(480,623)	(508,971)	(568,808)	(539,923)	(470,408)	(2,330,775)	(2,088,110)

Other Operating Expenses	(267,281)	(251,648)	(257,366)	(264,445)	(310,874)	(989,023)	(1,084,333)

Fee Related Earnings	$1,065,895	$1,040,012	$1,143,750	$1,124,023	$1,041,543	$4,412,645	$4,349,328

Realized Performance Revenues	472,745	641,526	388,423	337,940	693,213	4,461,338	2,061,102

Realized Performance Compensation	(161,779)	(296,024)	(178,370)	(133,995)	(287,628)	(1,814,097)	(896,017)

Realized Principal Investment Income (Loss)	55,887	43,691	(7,461)	55,500	19,202	396,256	110,932

Total Net Realizations	$366,853	$389,193	$202,592	$259,445	$424,787	$3,043,497	$1,276,017

Total Segment Distributable Earnings	$1,432,748	$1,429,205	$1,346,342	$1,383,468	$1,466,330	$7,456,142	$5,625,345

Distributable Earnings	$1,334,206	$1,249,092	$1,212,072	$1,211,611	$1,388,180	$6,632,780	$5,060,955

Additional Metrics:

Total Segment Revenues	$2,342,431	$2,485,848	$2,350,886	$2,321,831	$2,535,240	$12,590,037	$9,693,805

Total Assets Under Management	$974,673,077	$991,293,596	$1,001,355,959	$1,007,353,458	$1,040,192,447	$974,673,077	$1,040,192,447

Fee-Earning Assets Under Management	$718,386,888	$731,973,409	$731,145,065	$734,541,603	$762,607,902	$718,386,888	$762,607,902

Blackstone | 15

ASSETS UNDER MANAGEMENT – ROLLFORWARD

Total AUM Rollforward

($ in millions)

	Three Months Ended December 31, 2023					Twelve Months Ended December 31, 2023

	Real Estate	Private Equity	Credit & Insurance	Hedge Fund Solutions	Total	Real Estate	Private Equity	Credit & Insurance	Hedge Fund Solutions	Total
Beginning Balance	$331,501	$298,643	$297,212	$79,997	$1,007,353	$326,147	$288,902	$279,908	$79,716	$974,673
Inflows	19,905	7,151	23,158	2,487	52,700	53,923	23,797	62,498	8,300	148,518
Outflows	(4,049)	(1,137)	(3,832)	(3,836)	(12,855)	(15,642)	(3,085)	(17,214)	(9,777)	(45,718)
Net Flows	15,856	6,013	19,326	(1,350)	39,845	38,280	20,712	45,284	(1,476)	102,800
Realizations	(4,567)	(5,388)	(5,157)	(673)	(15,785)	(18,744)	(23,229)	(20,369)	(3,350)	(65,691)
Market Activity	(5,849)	4,769	7,534	2,325	8,778	(8,743)	17,653	14,092	5,408	28,410
Ending Balance	$336,940	$304,038	$318,916	$80,298	$1,040,192	$336,940	$304,038	$318,916	$80,298	$1,040,192
% Change	2%	2%	7%	0%	3%	3%	5%	14%	1%	7%

Fee-Earning AUM Rollforward

($ in millions)

	Three Months Ended December 31, 2023					Twelve Months Ended December 31, 2023

	Real Estate	Private Equity	Credit & Insurance	Hedge Fund Solutions	Total	Real Estate	Private Equity	Credit & Insurance	Hedge Fund Solutions	Total
Beginning Balance	$284,937	$167,790	$210,689	$71,125	$734,542	$281,967	$167,083	$198,163	$71,174	$718,387
Inflows	26,706	2,905	12,670	2,350	44,631	60,404	8,355	43,050	7,543	119,352
Outflows	(3,375)	(381)	(2,627)	(3,702)	(10,084)	(18,177)	(738)	(13,525)	(9,423)	(41,862)
Net Flows	23,331	2,525	10,043	(1,352)	34,546	42,227	7,617	29,524	(1,879)	77,490
Realizations	(5,683)	(2,009)	(3,159)	(664)	(11,515)	(20,266)	(8,694)	(13,455)	(3,186)	(45,601)
Market Activity	(3,695)	315	6,270	2,145	5,035	(5,039)	2,615	9,611	5,145	12,332
Ending Balance	$298,889	$168,621	$223,844	$71,254	$762,608	$298,889	$168,621	$223,844	$71,254	$762,608
% Change	5%	0%	6%	0%	4%	6%	1%	13%	0%	6%

Inflows include contributions, capital raised, other increases in available capital (recallable capital and increased side-by-side commitments), purchases, inter-segment allocations and acquisitions. Outflows represent redemptions, client withdrawals and decreases in available capital (expired capital, expense drawdowns and decreased side-by-side commitments). Realizations represent realization proceeds from the disposition or other monetization of assets, current income or capital returned to investors from CLOs. Market Activity includes realized and unrealized gains (losses) on portfolio investments and the impact of foreign exchange rate fluctuations. AUM is reported in the segment where the assets are managed.	Blackstone | 16

DECONSOLIDATED BALANCE SHEET HIGHLIGHTS

▪	At December 31, 2023, Blackstone had $8.4 billion in total cash, cash equivalents, corporate treasury, and other investments and $16.9 billion of cash and net investments, or $13.93 per share.

▪	Blackstone has a $4.3 billion undrawn credit revolver and maintains A+/A+ ratings.

($ in millions)	4Q’23

Cash and Cash Equivalents	$2,956

Corporate Treasury and Other Investments	5,455

GP/Fund Investments	2,701

Net Accrued Performance Revenues	5,835

Cash and Net Investments	$16,946

Outstanding Debt (at par)	10,748

Cash and Net Investments

(per share)

A+ / A+

rated by S&P and Fitch

$4.3B

credit revolver with

December 2028 maturity

$8.4B

total cash, corporate

treasury and other

Balance Sheet Highlights exclude the consolidated Blackstone Funds. Other Investments was $4.3 billion as of December 31, 2023, which was comprised of $4.0 billion of liquid investments and $352 million of illiquid investments. See notes on pages 31 and 34 for additional details on non-GAAP balance sheet measures.	Blackstone | 17

NET ACCRUED PERFORMANCE REVENUES – ADDITIONAL DETAIL

($ in millions, except per share data)	4Q’22	3Q’23	4Q’23	4Q’23
				Per Share
Real Estate
BREP IV	$6	$6	$2	$0.00
BREP V	4	4	4	0.00
BREP VI	21	20	1	0.00
BREP VII	115	22	-	-
BREP VIII	749	657	572	0.47
BREP IX	1,011	916	744	0.61
BREP Europe IV	48	23	5	0.00
BREP Europe V	44	-	-	-
BREP Europe VI	49	109	104	0.09
BREP Asia I	108	93	92	0.08
BREP Asia II	119	-	-	-
BPP	633	387	129	0.11
BREDS	11	30	32	0.03
BTAS	25	18	2	0.00
Real Estate	$2,944	$2,285	$1,687	$1.39
Private Equity
BCP IV	6	6	-	-
BCP V	20	17	17	0.01
BCP VI	459	365	340	0.28
BCP VII	870	810	839	0.69
BCP VIII	256	345	366	0.30
BCP Asia I	144	113	149	0.12
BCP Asia II	-	-	32	0.03
BEP I	37	29	25	0.02
BEP II	27	143	78	0.06
BEP III	136	215	203	0.17
BCEP	205	220	234	0.19
Tactical Opportunities	234	235	229	0.19
Secondaries	512	512	478	0.39
Infrastructure	193	324	333	0.27
Life Sciences	25	62	82	0.07
BTAS/Other	174	176	173	0.14
Private Equity	$3,298	$3,569	$3,581	$2.94

Credit & Insurance	$312	$292	$286	$0.24

Hedge Fund Solutions	$282	$289	$281	$0.23

Net Accrued Performance Revenues	$6,835	$6,435	$5,835	$4.80

4Q’23 QoQ Rollforward

($ in millions)

	3Q’23	Net Performance Revenues	Net Realized Distributions	4Q’23

Real Estate	$2,285	$(491)	$(108)	$1,687

Private Equity	3,569	189	(177)	3,581

Credit & Insurance	292	161	(167)	286

HFS	289	92	(100)	281

Total	$6,435	$(49)	$(552)	$5,835

QoQ Change				(9)%

FY’23 Rollforward

($ in millions)

	4Q’22	Net Performance Revenues	Net Realized Distributions	4Q’23

Real Estate	$2,944	$(866)	$(391)	$1,687

Private Equity	3,298	993	(710)	3,581

Credit & Insurance	312	483	(509)	286

HFS	282	156	(157)	281

Total	$6,835	$766	$(1,766)	$5,835

YoY Change				(15)%

Net Accrued Performance Revenues (“NAPR”) are presented net of performance compensation and excludes Performance Revenues realized but not yet distributed as of the reporting date and clawback amounts, if any, which are disclosed in the 10-K/Q. Real Estate and Private Equity include co-investments, as applicable. Per Share calculations are based on end of period DE Shares Outstanding (see page 24, Share Summary).	Blackstone | 18

INVESTMENT RECORDS AS OF DECEMBER 31, 2023(a)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)

Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total

Real Estate

Pre-BREP	$140,714	$-	$-	n/a	$345,190	2.5x	$345,190	2.5x	33%	33%

BREP I (Sep 1994 / Oct 1996)	380,708	-	-	n/a	1,327,708	2.8x	1,327,708	2.8x	40%	40%

BREP II (Oct 1996 / Mar 1999)	1,198,339	-	-	n/a	2,531,614	2.1x	2,531,614	2.1x	19%	19%

BREP III (Apr 1999 / Apr 2003)	1,522,708	-	-	n/a	3,330,406	2.4x	3,330,406	2.4x	21%	21%

BREP IV (Apr 2003 / Dec 2005)	2,198,694	-	1,983	n/a	4,666,129	1.7x	4,668,112	1.7x	12%	12%

BREP V (Dec 2005 / Feb 2007)	5,539,418	-	6,226	n/a	13,463,448	2.3x	13,469,674	2.3x	11%	11%

BREP VI (Feb 2007 / Aug 2011)	11,060,122	-	5,797	n/a	27,758,980	2.5x	27,764,777	2.5x	13%	13%

BREP VII (Aug 2011 / Apr 2015)	13,502,690	1,284,421	2,000,250	0.6x	28,399,471	2.3x	30,399,721	1.9x	20%	14%

BREP VIII (Apr 2015 / Jun 2019)	16,601,896	2,126,652	12,577,721	1.5x	21,833,202	2.4x	34,410,923	1.9x	25%	14%

BREP IX (Jun 2019 / Aug 2022)	21,346,598	3,379,621	24,992,884	1.4x	8,549,345	2.2x	33,542,229	1.5x	59%	17%

*BREP X (Aug 2022 / Feb 2028)	30,498,731	28,234,499	2,477,931	1.1x	-	n/a	2,477,931	1.1x	n/m	n/m

Total Global BREP	$103,990,618	$35,025,193	$42,062,792	1.3x	$112,205,493	2.3x	$154,268,285	1.9x	17%	15%

BREP Int’l (Jan 2001 / Sep 2005)	€824,172	€-	€-	n/a	€1,373,170	2.1x	€1,373,170	2.1x	23%	23%

BREP Int’l II (Sep 2005 / Jun 2008) (e)	1,629,748	-	-	n/a	2,583,032	1.8x	2,583,032	1.8x	8%	8%

BREP Europe III (Jun 2008 / Sep 2013)	3,205,420	393,185	159,016	0.3x	5,856,192	2.4x	6,015,208	2.0x	18%	13%

BREP Europe IV (Sep 2013 / Dec 2016)	6,674,949	1,280,424	1,084,235	0.8x	9,982,474	1.9x	11,066,709	1.7x	19%	12%

BREP Europe V (Dec 2016 / Oct 2019)	7,979,853	1,121,512	4,589,558	0.9x	6,696,771	3.9x	11,286,329	1.6x	41%	9%

BREP Europe VI (Oct 2019 / Sep 2023)	10,033,576	3,387,193	7,974,065	1.2x	3,427,886	2.6x	11,401,951	1.4x	72%	16%

*BREP Europe VII (Sep 2023 / Mar 2029)	5,097,875	4,730,274	367,601	1.0x	-	n/a	367,601	1.0x	n/a	n/a

Total BREP Europe	€35,445,593	€10,912,588	€14,174,475	1.0x	€29,919,525	2.3x	€44,094,000	1.6x	17%	11%

BREP Asia I (Jun 2013 / Dec 2017)	$4,262,075	$898,228	$1,640,959	1.6x	$7,018,318	1.9x	$8,659,277	1.9x	16%	12%

BREP Asia II (Dec 2017 / Mar 2022)	7,354,782	1,310,674	6,783,639	1.2x	1,670,209	1.9x	8,453,848	1.3x	32%	6%

*BREP Asia III (Mar 2022 / Sep 2027)	8,225,044	6,877,915	1,241,164	1.0x	-	n/a	1,241,164	1.0x	n/a	(21)%

Total BREP Asia	$19,841,901	$9,086,817	$9,665,762	1.2x	$8,688,527	1.9x	$18,354,289	1.5x	17%	9%

BREP Co-Investment (f)	7,308,836	40,457	918,951	2.0x	15,219,149	2.2x	16,138,100	2.2x	16%	16%
Total BREP	$172,853,680	$56,150,637	$68,646,642	1.2x	$172,689,772	2.3x	$241,336,414	1.8x	17%	14%

*BREDS High-Yield (Various) (g)	24,060,116	8,065,536	5,916,743	1.0x	18,862,743	1.4x	24,779,486	1.2x	10%	9%

Private Equity

Corporate Private Equity

BCP I (Oct 1987 / Oct 1993)	$859,081	$-	$-	n/a	$1,741,738	2.6x	$1,741,738	2.6x	19%	19%

BCP II (Oct 1993 / Aug 1997)	1,361,100	-	-	n/a	3,268,627	2.5x	3,268,627	2.5x	32%	32%

BCP III (Aug 1997 / Nov 2002)	3,967,422	-	-	n/a	9,228,707	2.3x	9,228,707	2.3x	14%	14%

BCOM (Jun 2000 / Jun 2006)	2,137,330	24,575	113	n/a	2,995,106	1.4x	2,995,219	1.4x	6%	6%

BCP IV (Nov 2002 / Dec 2005)	6,773,182	195,824	231	n/a	21,720,334	2.9x	21,720,565	2.9x	36%	36%

BCP V (Dec 2005 / Jan 2011)	21,009,112	1,035,259	69,929	n/a	38,790,444	1.9x	38,860,373	1.9x	8%	8%

BCP VI (Jan 2011 / May 2016)	15,195,265	1,341,048	4,731,061	2.1x	28,090,440	2.2x	32,821,501	2.2x	14%	12%

BCP VII (May 2016 / Feb 2020)	18,857,164	1,693,962	18,921,082	1.6x	15,928,343	2.5x	34,849,425	1.9x	29%	13%

*BCP VIII (Feb 2020 / Feb 2026)	25,658,729	11,117,449	19,868,056	1.4x	1,506,944	2.5x	21,375,000	1.4x	n/m	11%

BCP IX (TBD)	17,852,339	17,852,339	-	n/a	-	n/a	-	n/a	n/a	n/a

Energy I (Aug 2011 / Feb 2015)	2,441,558	174,492	479,698	1.5x	4,174,235	2.0x	4,653,933	1.9x	14%	11%

Energy II (Feb 2015 / Feb 2020)	4,917,864	864,501	3,829,333	1.7x	3,937,288	1.7x	7,766,621	1.7x	11%	8%

*Energy III (Feb 2020 / Feb 2026)	4,371,917	1,579,382	4,867,811	1.8x	1,307,128	2.4x	6,174,939	1.9x	55%	34%

Energy Transition IV (TBD)	2,642,347	2,642,347	-	n/a	-	n/a	-	n/a	n/a	n/a

BCP Asia I (Dec 2017 / Sep 2021)	2,438,028	418,459	3,317,476	1.8x	1,787,587	4.9x	5,105,063	2.3x	96%	28%

*BCP Asia II (Sep 2021 / Sep 2027)	6,656,718	4,910,184	2,208,855	1.5x	25	n/a	2,208,880	1.5x	n/a	22%

Core Private Equity I (Jan 2017 / Mar 2021) (h)	4,761,597	1,167,697	7,426,538	2.0x	2,482,074	4.5x	9,908,612	2.3x	57%	18%

*Core Private Equity II (Mar 2021 / Mar 2026) (h)	8,205,237	5,690,657	3,469,156	1.4x	68,770	n/a	3,537,926	1.5x	n/a	16%
Total Corporate Private Equity	$150,105,990	$50,708,175	$69,189,339	1.6x	$137,027,790	2.2x	$206,217,129	2.0x	16%	15%

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes on pages 21-22. BREP – Blackstone Real Estate Partners, BREDS – Blackstone Real Estate Debt Strategies, BCP –Blackstone Capital Partners, BCOM – Blackstone Communications.

* Represents funds that are currently in their investment period.

Blackstone | 19

INVESTMENT RECORDS AS OF DECEMBER 31, 2023(a) – (CONT’D)

($/€ in thousands, except where noted)	Committed	Available	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)

Fund (Investment Period Beginning Date / Ending Date)	Capital	Capital (b)	Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total

Private Equity (continued)

Tactical Opportunities

*Tactical Opportunities (Various)	$30,971,115	$15,765,172	$12,385,194	1.2x	$23,023,393	1.8x	$35,408,587	1.6x	15%	11%

*Tactical Opportunities Co-Investment and Other (Various)	10,043,477	1,427,711	4,690,499	1.6x	9,205,600	1.6x	13,896,099	1.6x	19%	16%

Total Tactical Opportunities	$41,014,592	$17,192,883	$17,075,693	1.3x	$32,228,993	1.8x	$49,304,686	1.6x	16%	12%

Growth

*BXG I (Jul 2020 / Jul 2025)	5,056,267	1,222,437	3,503,415	1.0x	497,131	2.7x	4,000,546	1.0x	n/m	(2)%

BXG II (TBD)	4,093,732	4,093,732	-	n/a	-	n/a	-	n/a	n/a	n/a

Total Growth	$9,149,999	$5,316,169	$3,503,415	1.0x	$497,131	2.7x	$4,000,546	1.0x	n/m	(2)%

Strategic Partners (Secondaries)

Strategic Partners I-V (Various) (i)	11,035,527	139,647	15,736	n/a	16,776,139	n/a	16,791,875	1.7x	n/a	13%

Strategic Partners VI (Apr 2014 / Apr 2016) (i)	4,362,772	611,267	816,248	n/a	4,237,948	n/a	5,054,196	1.7x	n/a	14%

Strategic Partners VII (May 2016 / Mar 2019) (i)	7,489,970	1,570,496	4,164,820	n/a	6,551,800	n/a	10,716,620	1.9x	n/a	17%

Strategic Partners Real Assets II (May 2017 / Jun 2020) (i)	1,749,807	471,876	1,204,611	n/a	1,113,866	n/a	2,318,477	1.7x	n/a	16%

Strategic Partners VIII (Mar 2019 / Oct 2021) (i)	10,763,600	4,348,349	8,023,258	n/a	6,060,532	n/a	14,083,790	1.8x	n/a	29%

*Strategic Partners Real Estate, SMA and Other (Various) (i)	7,055,590	2,436,365	1,994,397	n/a	2,001,796	n/a	3,996,193	1.6x	n/a	14%

*Strategic Partners Infrastructure III (Jun 2020 / Jul 2024) (i)	3,250,100	870,479	1,961,697	n/a	249,542	n/a	2,211,239	1.4x	n/a	32%

*Strategic Partners IX (Oct 2021 / Jan 2027) (i)	19,492,126	11,482,287	5,386,344	n/a	662,344	n/a	6,048,688	1.3x	n/a	18%

*Strategic Partners GP Solutions (Jun 2021 / Dec 2026) (i)	2,045,211	850,868	714,059	n/a	-	n/a	714,059	1.0x	n/a	(3)%

Total Strategic Partners (Secondaries)	$67,244,703	$22,781,634	$24,281,170	n/a	$37,653,967	n/a	$61,935,137	1.7x	n/a	15%

Life Sciences

Clarus IV (Jan 2018 / Jan 2020)	910,000	81,728	773,667	1.9x	369,363	1.1x	1,143,030	1.5x	(4)%	9%

*BXLS V (Jan 2020 / Jan 2025)	4,948,559	2,989,827	2,654,776	1.6x	361,841	1.1x	3,016,617	1.5x	n/m	13%

Credit

Mezzanine / Opportunistic I (Jul 2007 / Oct 2011)	$2,000,000	$97,114	$-	n/a	$4,809,113	1.6x	$4,809,113	1.6x	n/a	17%

Mezzanine / Opportunistic II (Nov 2011 / Nov 2016)	4,120,000	993,179	179,941	0.2x	6,591,362	1.6x	6,771,303	1.4x	n/a	10%

Mezzanine / Opportunistic III (Sep 2016 / Jan 2021)	6,639,133	1,106,840	2,309,594	1.0x	7,572,576	1.6x	9,882,170	1.4x	n/a	10%

*Mezzanine / Opportunistic IV (Jan 2021 / Jan 2026)	5,016,771	2,381,115	3,613,613	1.1x	792,732	1.8x	4,406,345	1.2x	n/a	13%

Stressed / Distressed I (Sep 2009 / May 2013)	3,253,143	-	-	n/a	5,777,098	1.3x	5,777,098	1.3x	n/a	9%

Stressed / Distressed II (Jun 2013 / Jun 2018)	5,125,000	547,430	196,970	0.3x	5,387,034	1.2x	5,584,004	1.1x	n/a	1%

Stressed / Distressed III (Dec 2017 / Dec 2022)	7,356,380	1,279,457	3,052,396	1.2x	3,243,803	1.2x	6,296,199	1.2x	n/a	9%

Energy I (Nov 2015 / Nov 2018)	2,856,867	1,154,846	331,416	0.8x	3,206,611	1.6x	3,538,027	1.5x	n/a	10%

Energy II (Feb 2019 / Jun 2023)	3,616,081	1,547,033	1,815,358	1.1x	1,792,881	1.6x	3,608,239	1.3x	n/a	17%

*Green Energy III (May 2023 / May 2028)	6,477,000	5,813,477	670,209	1.0x	14,159	n/a	684,368	1.0x	n/a	n/m

European Senior Debt I (Feb 2015 / Feb 2019)	€1,964,689	€140,688	€511,139	0.7x	€2,673,875	1.3x	€3,185,014	1.2x	n/a	2%

European Senior Debt II (Jun 2019 / Jun 2023) (j)	€4,088,344	€969,353	€4,391,907	1.0x	€1,992,593	2.2x	€6,384,500	1.2x	n/a	10%

Total Credit Drawdown Funds (k)	$53,366,033	$16,146,706	$17,573,818	1.0x	$44,574,003	1.5x	$62,147,821	1.3x	n/a	10%

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes on pages 21-22. BXG – Blackstone Growth, BXLS – Blackstone Life Sciences.

* Represents funds that are currently in their investment period.

Blackstone | 20

INVESTMENT RECORDS AS OF DECEMBER 31, 2023(a) – (CONT’D)

Selected Perpetual Capital Strategies(l)

($ in thousands, except where noted)	Investment	Total	Total Net

Strategy (Inception Year)	Strategy	AUM	Return (m)
Real Estate
BPP - Blackstone Property Partners Platform (2013) (n)	Core+ Real Estate	$65,917,602	7%
BREIT - Blackstone Real Estate Income Trust (2017) (o)	Core+ Real Estate	60,728,619	10%
BREIT - Class I (p)	Core+ Real Estate		11%
BXMT - Blackstone Mortgage Trust (2013) (q)	Real Estate Debt	6,385,586	7%
Private Equity
BIP - Blackstone Infrastructure Partners (2019) (r)	Infrastructure	31,835,343	15%
Credit
BXSL - Blackstone Secured Lending Fund (2018) (s)	U.S. Direct Lending	11,250,141	11%
BCRED - Blackstone Private Credit Fund (2021) (t)	U.S. Direct Lending	64,469,210	10%
BCRED - Class I (u)	U.S. Direct Lending		10%
Hedge Fund Solutions
BSCH - Blackstone Strategic Capital Holdings (2014) (v)	GP Stakes	9,396,234	11%

Investment Records as of December 31, 2023 - Notes

(a)	Excludes investment vehicles where Blackstone does not earn fees.

(b)

Available Capital represents total investable capital commitments, including side-by-side, adjusted for certain expenses and expired or recallable capital and may include leverage, less invested capital. This amount is not reduced by outstanding commitments to investments.

(c)	Multiple of Invested Capital (“MOIC”) represents carrying value, before management fees, expenses and Performance Revenues, divided by invested capital.

(d)

Unless otherwise indicated, Net Internal Rate of Return (“IRR”) represents the annualized inception to December 31, 2023 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of limited partner cash flows. Initial inception date of cash flows may differ from the Investment Period Beginning Date.

(e)

The 8% Realized Net IRR and 8% Total Net IRR exclude investors that opted out of the Hilton investment opportunity. Overall BREP International II performance reflects a 7% Realized Net IRR and a 7% Total Net IRR.

(f)

BREP Co-Investment represents co-investment capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(g)	BREDS High-Yield represents the flagship real estate debt drawdown funds only.

(h)	Blackstone Core Equity Partners is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.

(i)

Strategic Partners’ Unrealized Investment Value, Realized Investment Value, Total Investment Value, Total MOIC and Total Net IRRs are reported on a three-month lag and therefore do not include the impact of economic and market activities in the current quarter. Prior to June 30, 2023, the calculation of such metrics also incorporated investor cash flow information from the current quarter to the extent available. Effective June 30, 2023, such current quarter cash flow information is no longer incorporated. Committed Capital and Available Capital continue to be presented as of the current quarter. We believe the updated presentation is more reflective of the Strategic Partners’ investor experience. Realizations are treated as returns of capital until fully recovered and therefore Unrealized and Realized MOICs and Realized Net IRRs are not applicable. Effective June 30, 2023, Strategic Partners I-V and Strategic Partners Real Estate, SMA and Other exclude investment vehicles where Blackstone does not earn fees, which were previously included.

(j)	European Senior Debt II Levered has a net return of 16%, European Senior Debt II Unlevered has a net return of 8%.

(k)	Funds presented represent the flagship credit drawdown funds only. The Total Credit Net IRR is the combined IRR of the credit drawdown funds presented.

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes continue on page 22.	Blackstone | 21

INVESTMENT RECORDS AS OF DECEMBER 31, 2023(a) – (CONT’D)

(l)

Represents the performance for select Perpetual Capital Strategies; strategies excluded consist primarily of (1) investment strategies that have been investing for less than one year, (2) perpetual capital assets managed for certain insurance clients, and (3) investment vehicles where Blackstone does not earn fees.

(m)

Unless otherwise indicated, Total Net Return represents the annualized inception to December 31, 2023 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of investor cash flows. Initial inception date of cash flows occurred during the Inception Year.

(n)

BPP represents the aggregate Total AUM and Total Net Return of the BPP Platform, which comprises over 30 funds, co-investment and separately managed account vehicles. It includes certain vehicles managed as part of the BPP Platform but not classified as Perpetual Capital. As of December 31, 2023, these vehicles represented $2.7 billion of Total AUM.

(o)

The BREIT Total Net Return reflects a per share blended return, assuming BREIT had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. This return is not representative of the return experienced by any particular investor or share class. Total Net Return is presented on an annualized basis and is from January 1, 2017.

(p)

Represents the Total Net Return for BREIT’s Class I shares, its largest share class. Performance varies by share class. Class I Total Net Return assumes reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. Class I Total Net Return is presented on an annualized basis and is from January 1, 2017.

(q)	The BXMT Total Net Return reflects annualized market return of a shareholder invested in BXMT since inception, May 22, 2013, assuming reinvestment of all dividends received during the period.

(r)	Including co-investment vehicles, BIP Total AUM is $40.8 billion.

(s)

The BXSL Total AUM and Total Net Return are presented as of September 30, 2023. BXSL Total Net Return reflects the change in NAV per share, plus distributions per share (assuming dividends and distributions are reinvested in accordance with BXSL’s dividend reinvestment plan) divided by the beginning NAV per share. Total Net Returns are presented on an annualized basis and are from November 20, 2018.

(t)

The BCRED Total Net Return reflects a per share blended return, assuming BCRED had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. This return is not representative of the return experienced by any particular investor or share class. Total Net Return is presented on an annualized basis and is from January 7, 2021. Total AUM reflects gross asset value plus amounts borrowed or available to be borrowed under certain credit facilities. BCRED net asset value as of December 31, 2023 was $28.5 billion.

(u)

Represents the Total Net Return for BCRED’s Class I shares, its largest share class. Performance varies by share class. Class I Total Net Return assumes reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. Class I Total Net Return is presented on an annualized basis and is from January 7, 2021.

(v)

BSCH represents the aggregate Total AUM and Total Net Return of BSCH I and BSCH II funds that invest as part of the GP Stakes strategy, which targets minority investments in the general partners of private equity and other private-market alternative asset management firms globally. Including co-investment vehicles that do not pay fees, BSCH Total AUM is $10.4 billion.

Blackstone | 22

SHAREHOLDER DIVIDENDS

▪	Generated $1.11 of Distributable Earnings per common share during the quarter, bringing the full year amount to $3.95 per common share.

▪	Blackstone declared a quarterly dividend of $0.94 per common share to record holders as of February 5, 2024; payable on February 12, 2024.

						% Change			% Change

($ in thousands, except per share data)	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	vs. 4Q’22	FY’22	FY’23	vs. FY’22

Distributable Earnings	$1,334,206	$1,249,092	$1,212,072	$1,211,611	$1,388,180	4%	$6,632,780	$5,060,955	(24)%

Add: Other Payables Attributable to Common Shareholders	67,528	131,300	129,187	119,783	57,810	(14)%	626,401	438,080	(30)%

DE Before Certain Payables	1,401,734	1,380,392	1,341,259	1,331,394	1,445,990	3%	7,259,181	5,499,035	(24)%

Percent to Common Shareholders	62%	62%	62%	62%	62%		61%	62%

DE Before Certain Payables Attributable to Common Shareholders	862,892	852,166	833,992	828,716	900,980	4%	4,454,475	3,415,854	(23)%

Less: Other Payables Attributable to Common Shareholders	(67,528)	(131,300)	(129,187)	(119,783)	(57,810)	(14)%	(626,401)	(438,080)	(30)%

DE Attributable to Common Shareholders	795,364	720,866	704,805	708,933	843,170	6%	3,828,074	2,977,774	(22)%

DE per Common Share	$1.07	$0.97	$0.93	$0.94	$1.11	4%	$5.17	$3.95	(24)%

Less: Retained Capital per Common Share	$(0.16)	$(0.15)	$(0.14)	$(0.14)	$(0.17)	6%	$(0.77)	$(0.60)	(22)%

Actual Dividend per Common Share	$0.91	$0.82	$0.79	$0.80	$0.94	3%	$4.40	$3.35	(24)%

Record Date					Feb 5, 2024

Payable Date					Feb 12, 2024

A detailed description of Blackstone’s dividend policy and the definition of Distributable Earnings can be found on pages 36-38, Definitions and Dividend Policy. See additional notes on page 35.	Blackstone | 23

SHARE SUMMARY

▪	Distributable Earnings Shares Outstanding as of quarter end of 1,217 million shares.

–	Repurchased 0.4 million common shares in the quarter and 3.7 million common shares for the year.

–	Available authorization remaining was $757 million at December 31, 2023.

	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23

Participating Common Shares	742,653,758	745,916,828	758,148,528	757,781,111	758,039,099

Participating Partnership Units	463,758,383	462,366,799	461,135,682	459,651,045	458,544,363

Distributable Earnings Shares Outstanding	1,206,412,141	1,208,283,627	1,219,284,210	1,217,432,156	1,216,583,462

Participating Common Shares and Participating Partnership Units include both issued and outstanding shares and unvested shares that participate in dividends.	Blackstone | 24

Reconciliations and Disclosures

Blackstone | 25

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2023 GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share data) (unaudited)	4Q’22	4Q’23	FY’22	FY’23

Revenues

Management and Advisory Fees, Net	$1,648,438	$1,648,132	$6,303,315	$6,671,260

Incentive Fees	210,264	240,417	525,127	695,171

Investment Income (Loss)

Performance Allocations

Realized	435,597	621,173	5,381,640	2,223,841

Unrealized	(488,801)	(983,647)	(3,435,056)	(1,691,668)

Principal Investments

Realized	106,834	46,617	850,327	303,823

Unrealized	(67,623)	(345,166)	(1,563,849)	(603,154)

Total Investment Income (Loss)	(13,993)	(661,023)	1,233,062	232,842

Interest and Dividend Revenue	102,632	168,374	271,612	516,497

Other	(243,282)	(110,880)	184,557	(92,929)

Total Revenues	$1,704,059	$1,285,020	$8,517,673	$8,022,841

Expenses

Compensation and Benefits

Compensation	626,990	631,877	2,569,780	2,785,447

Incentive Fee Compensation	71,261	88,127	207,998	281,067

Performance Allocations Compensation

Realized	157,817	230,249	2,225,264	900,859

Unrealized	(196,739)	(407,175)	(1,470,588)	(654,403)

Total Compensation and Benefits	659,329	543,078	3,532,454	3,312,970

General, Administrative and Other	292,340	289,691	1,092,671	1,117,305

Interest Expense	100,329	108,732	317,225	431,868

Fund Expenses	18,531	69	30,675	118,987

Total Expenses	$1,070,529	$941,570	$4,973,025	$4,981,130

Other Income (Loss)

Change in Tax Receivable Agreement Liability	21,535	(29,083)	22,283	(27,196)

Net Losses from Fund Investment Activities	(52,870)	(159,287)	(105,142)	(56,801)

Total Other Income (Loss)	$(31,335)	$(188,370)	$(82,859)	$(83,997)

Income Before Provision for Taxes	$602,195	$155,080	$3,461,789	$2,957,714

Provision (Benefit) for Taxes	(141,146)	45,957	472,880	513,461

Net Income	$743,341	$109,123	$2,988,909	$2,444,253

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(199,590)	(163,929)	(142,890)	(245,518)

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	170,191	39,134	107,766	224,155

Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	214,886	82,118	1,276,402	1,074,736

Net Income Attributable to Blackstone Inc. (‘‘BX’’)	$557,854	$151,800	$1,747,631	$1,390,880

Net Income Per Share of Common Stock, Basic	$0.75	$0.20	$2.36	$1.84

Net Income Per Share of Common Stock, Diluted	$0.75	$0.20	$2.36	$1.84

Blackstone | 26

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	QTD					FY

($ in thousands)	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	FY’22	FY’23

Net Income (Loss) Attributable to Blackstone Inc.	$557,854	$85,812	$601,274	$551,994	$151,800	$1,747,631	$1,390,880

Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	214,886	56,700	495,309	440,609	82,118	1,276,402	1,074,736

Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	170,191	74,869	89,436	20,716	39,134	107,766	224,155

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(199,590)	(6,700)	17,688	(92,577)	(163,929)	(142,890)	(245,518)

Net Income (Loss)	$743,341	$210,681	$1,203,707	$920,742	$109,123	$2,988,909	$2,444,253

Provision (Benefit) for Taxes	(141,146)	47,675	223,269	196,560	45,957	472,880	513,461

Income (Loss) Before Provision (Benefit) for Taxes	$602,195	$258,356	$1,426,976	$1,117,302	$155,080	$3,461,789	$2,957,714

Transaction-Related and Non-Recurring Items (a)	(2,588)	8,621	2,228	6,250	8,882	57,133	25,981

Amortization of Intangibles (b)	13,155	11,341	7,412	7,357	7,347	60,481	33,457

Impact of Consolidation (c)	29,399	(68,169)	(107,124)	71,861	124,795	35,124	21,363

Unrealized Performance Revenues (d)	490,723	759,316	(114,379)	63,209	983,642	3,436,978	1,691,788

Unrealized Performance Allocations Compensation (e)	(196,739)	(313,249)	54,155	11,866	(407,175)	(1,470,588)	(654,403)

Unrealized Principal Investment (Income) Loss (f)	62,894	479,120	(160,702)	(84,780)	359,663	1,235,529	593,301

Other Revenues (g)	243,315	14,180	31,718	(63,748)	110,933	(183,754)	93,083

Equity-Based Compensation (h)	194,704	268,134	249,755	255,616	185,969	782,090	959,474

Administrative Fee Adjustment (i)	2,445	2,447	2,413	2,425	2,422	9,866	9,707

Taxes and Related Payables (j)	(105,297)	(171,005)	(180,380)	(175,747)	(143,378)	(791,868)	(670,510)

Distributable Earnings	$1,334,206	$1,249,092	$1,212,072	$1,211,611	$1,388,180	$6,632,780	$5,060,955

Taxes and Related Payables (j)	105,297	171,005	180,380	175,747	143,378	791,868	670,510

Net Interest and Dividend (Income) Loss (k)	(6,755)	9,108	(46,110)	(3,890)	(65,228)	31,494	(106,120)

Total Segment Distributable Earnings	$1,432,748	$1,429,205	$1,346,342	$1,383,468	$1,466,330	$7,456,142	$5,625,345

Realized Performance Revenues (l)	(472,745)	(641,526)	(388,423)	(337,940)	(693,213)	(4,461,338)	(2,061,102)

Realized Performance Compensation (m)	161,779	296,024	178,370	133,995	287,628	1,814,097	896,017

Realized Principal Investment (Income) Loss (n)	(55,887)	(43,691)	7,461	(55,500)	(19,202)	(396,256)	(110,932)

Fee Related Earnings	$1,065,895	$1,040,012	$1,143,750	$1,124,023	$1,041,543	$4,412,645	$4,349,328

Adjusted EBITDA Reconciliation

Distributable Earnings	$1,334,206	$1,249,092	$1,212,072	$1,211,611	$1,388,180	$6,632,780	$5,060,955

Interest Expense (o)	100,230	104,209	107,130	110,014	108,168	316,569	429,521

Taxes and Related Payables (j)	105,297	171,005	180,380	175,747	143,378	791,868	670,510

Depreciation and Amortization (p)	24,301	23,175	24,100	21,598	25,251	69,219	94,124

Adjusted EBITDA	$1,564,034	$1,547,481	$1,523,682	$1,518,970	$1,664,977	$7,810,436	$6,255,110

Notes on pages 28-29.	Blackstone | 27

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES

Note:     See pages 36-38, Definitions and Dividend Policy.

(a)

This adjustment removes Transaction-Related and Non-Recurring Items, which are excluded from Blackstone’s segment presentation. Transaction-Related and Non-Recurring Items arise from corporate actions including acquisitions, divestitures, Blackstone’s initial public offering, and non-recurring gains, losses, or other charges, if any. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs, gains or losses associated with these corporate actions, and non-recurring gains, losses or other charges that affect period-to-period comparability and are not reflective of Blackstone’s operational performance.

(b)	This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation.
(c)

This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(d)

This adjustment removes Unrealized Performance Revenues on a segment basis. The Segment Adjustment represents the add back of performance revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.

	QTD					FY

($ in thousands)	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	FY’22	FY’23

GAAP Unrealized Performance Allocations	$(488,801)	$(759,212)	$114,395	$(63,204)	$(983,647)	$(3,435,056)	$(1,691,668)

Segment Adjustment	(1,922)	(104)	(16)	(5)	5	(1,922)	(120)

Unrealized Performance Revenues	$(490,723)	$(759,316)	$114,379	$(63,209)	$(983,642)	$(3,436,978)	$(1,691,788)

(e)   This adjustment removes Unrealized Performance Allocations Compensation.

(f)  This adjustment removes Unrealized Principal Investment Income on a segment basis. The Segment Adjustment represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

	QTD					FY

($ in thousands)	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	FY’22	FY’23

GAAP Unrealized Principal Investment Income (Loss)	$(67,623)	$(491,417)	$164,089	$69,340	$(345,166)	$(1,563,849)	$(603,154)

Segment Adjustment	4,729	12,297	(3,387)	15,440	(14,497)	328,320	9,853

Unrealized Principal Investment Income (Loss)	$(62,894)	$(479,120)	$160,702	$84,780	$(359,663)	$(1,235,529)	$(593,301)

(g) This adjustment removes Other Revenues on a segment basis. The Segment Adjustment represents the removal of certain Transaction-Related and Non-Recurring Items.

	QTD					FY

($in thousands)	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	FY’22	FY’23

GAAP Other Revenue	$(243,282)	$(14,154)	$(31,664)	$63,769	$(110,880)	$184,557	$(92,929)

Segment Adjustment	(33)	(26)	(54)	(21)	(53)	(803)	(154)

Other Revenues	$(243,315)	$(14,180)	$(31,718)	$63,748	$(110,933)	$183,754	$(93,083)

(h)   This adjustment removes Equity-Based Compensation on a segment basis.

(i)  This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

Blackstone | 28

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES (CONT’D)

(j)

Taxes represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and adjusted to exclude the tax impact of any divestitures. For interim periods, taxes are calculated using the preferred annualized effective tax rate approach. Related Payables represent tax-related payables including the amount payable under the Tax Receivable Agreement. Please refer to page 36 for the full definition of Taxes and Related Payables.

	QTD					FY

($ in thousands)	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	FY’22	FY’23

Taxes	$80,242	$151,002	$156,956	$151,812	$121,155	$693,443	$580,925

Related Payables	25,055	20,003	23,424	23,935	22,223	98,425	89,585

Taxes and Related Payables	$105,297	$171,005	$180,380	$175,747	$143,378	$791,868	$670,510

(k)   This adjustment removes Interest and Dividend Revenue less Interest Expense on a segment basis. The Segment Adjustment represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

	QTD					FY

($ in thousands)	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	FY’22	FY’23

GAAP Interest and Dividend Revenue	$102,632	$90,485	$148,505	$109,133	$168,374	$271,612	$516,497

Segment Adjustment	4,353	4,616	4,735	4,771	5,022	13,463	19,144

Interest and Dividend Revenue	$106,985	$95,101	$153,240	$113,904	$173,396	$285,075	$535,641

GAAP Interest Expense	$100,329	$104,441	$108,096	$110,599	$108,732	$317,225	$431,868

Segment Adjustment	(99)	(232)	(966)	(585)	(564)	(656)	(2,347)

Interest Expense	$100,230	$104,209	$107,130	$110,014	$108,168	$316,569	$429,521

Net Interest and Dividend Income (Loss)	$6,755	$(9,108)	$46,110	$3,890	$65,228	$(31,494)	$106,120

(l)  This adjustment removes the total segment amount of Realized Performance Revenues.
(m)  This adjustment removes the total segment amount of Realized Performance Compensation.
(n)   This adjustment removes the total segment amount of Realized Principal Investment Income.
(o)   This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreement.
(p)   This adjustment adds back Depreciation and Amortization on a segment basis.

Reconciliation of GAAP Shares of Common Stock Outstanding to Distributable Earnings Shares Outstanding

	QTD

	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23

GAAP Shares of Common Stock Outstanding	710,276,923	712,794,968	713,551,859	718,442,863	719,358,114

Unvested Participating Common Shares	32,376,835	33,121,860	44,596,669	39,338,248	38,680,985

Total Participating Common Shares	742,653,758	745,916,828	758,148,528	757,781,111	758,039,099

Participating Partnership Units	463,758,383	462,366,799	461,135,682	459,651,045	458,544,363

Distributable Earnings Shares Outstanding	1,206,412,141	1,208,283,627	1,219,284,210	1,217,432,156	1,216,583,462
Disclosure of Weighted-Average Shares Common Stock Outstanding

	QTD					FY

	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	FY’22	FY’23

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Basic	742,742,919	746,064,922	758,479,943	757,958,602	758,151,673	740,664,038	755,204,556

Weighted-Average Shares of Unvested Deferred Restricted Common Stock	186,808	579,007	68,305	87,494	126,712	278,361	215,380

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Diluted	742,929,727	746,643,929	758,548,248	758,046,096	758,278,385	740,942,399	755,419,936

Blackstone | 29

BLACKSTONE’S FOURTH QUARTER 2023 GAAP CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

($ in thousands) (unaudited)	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23

Assets

Cash and Cash Equivalents	$4,252,003	$2,830,971	$3,280,204	$2,971,614	$2,955,866

Cash Held by Blackstone Funds and Other	241,712	190,322	215,444	138,181	316,197

Investments	27,553,251	26,985,951	27,048,621	27,339,857	26,146,622

Accounts Receivable	462,904	924,934	664,028	693,786	193,365

Due from Affiliates	4,146,707	4,099,765	4,294,437	4,398,333	4,466,521

Intangible Assets, Net	217,287	230,295	219,221	210,210	201,208

Goodwill	1,890,202	1,890,202	1,890,202	1,890,202	1,890,202

Other Assets	800,458	833,232	905,454	972,069	944,848

Right-of-Use Assets	896,981	894,067	888,190	864,691	841,307

Deferred Tax Assets	2,062,722	2,206,700	2,176,983	2,184,880	2,331,394

Total Assets	$42,524,227	$41,086,439	$41,582,784	$41,663,823	$40,287,530

Liabilities and Equity

Loans Payable	$12,349,584	$12,311,469	$12,299,855	$12,111,377	$11,304,059

Due to Affiliates	2,118,481	1,974,182	2,092,837	2,188,224	2,393,410

Accrued Compensation and Benefits	6,101,801	5,470,773	5,685,879	5,983,137	5,247,766

Operating Lease Liabilities	1,021,454	1,016,808	1,013,813	981,616	989,823

Accounts Payable, Accrued Expenses and Other Liabilities	1,251,840	1,599,382	1,399,921	1,588,748	2,277,258

Total Liabilities	22,843,160	22,372,614	22,492,305	22,853,102	22,212,316

Redeemable Non-Controlling Interests in Consolidated Entities	1,715,006	1,644,697	1,626,349	1,349,060	1,179,073

Equity

Common Stock, $0.00001 par value (719,358,114 shares issued and outstanding as of December 31, 2023)	7	7	7	7	7

Series I Preferred Stock, $0.00001 par value (1 share issued and outstanding as of December 31, 2023)	-	-	-	-	-

Series II Preferred Stock, $0.00001 par value (1 share issued and outstanding as of December 31, 2023)	-	-	-	-	-

Additional Paid-in-Capital	5,935,273	5,957,054	6,076,367	6,057,065	6,175,190

Retained Earnings	1,748,106	1,156,109	1,160,278	1,114,009	660,734

Accumulated Other Comprehensive Loss	(27,475)	(22,333)	(17,205)	(38,258)	(19,133)

Non-Controlling Interests in Consolidated Entities	5,056,480	5,058,090	5,174,961	5,174,473	5,177,255

Non-Controlling Interests in Blackstone Holdings	5,253,670	4,920,201	5,069,722	5,154,365	4,902,088

Total Equity	17,966,061	17,069,128	17,464,130	17,461,661	16,896,141

Total Liabilities and Equity	$42,524,227	$41,086,439	$41,582,784	$41,663,823	$40,287,530

See page 31, Reconciliation of GAAP to Non-GAAP Balance Sheet Measures.	Blackstone | 30

RECONCILIATION OF GAAP TO NON-GAAP BALANCE SHEET MEASURES

($ in thousands)	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23

Investments of Consolidated Blackstone Funds	$5,136,967	$5,443,867	$5,490,773	$5,224,104	$4,319,483

Equity Method Investments

Partnership Investments	5,530,420	5,598,552	5,585,603	5,588,222	5,924,275

Accrued Performance Allocations	12,360,682	11,517,750	11,496,244	11,606,901	10,775,355

Corporate Treasury Investments	1,053,540	958,632	707,079	763,515	803,870

Other Investments	3,471,642	3,467,150	3,768,922	4,157,115	4,323,639

Total GAAP Investments	27,553,251	26,985,951	27,048,621	27,339,857	26,146,622

Accrued Performance Allocations - GAAP	$12,360,682	$11,517,750	$11,496,244	$11,606,901	$10,775,355

Impact of Consolidation (a)	-	-	-	-	-

Due from Affiliates - GAAP (b)	269,987	190,337	197,998	196,510	313,838

Less: Net Realized Performance Revenues (c)	(282,730)	(379,453)	(283,131)	(367,944)	(552,249)

Less: Accrued Performance Compensation - GAAP (d)	(5,512,796)	(4,956,515)	(4,941,915)	(5,000,253)	(4,702,363)

Net Accrued Performance Revenues	$6,835,143	$6,372,119	$6,469,196	$6,435,214	$5,834,581

Corporate Treasury and Other Investments - GAAP	$4,525,181	$4,425,781	$4,476,001	$4,920,630	$5,127,509

Impact of Consolidation (a)	588,355	488,785	429,718	433,466	500,046

Other Assets (e)	360,219	347,995	135,637	126,676	127,167

Other Liabilities (f)	(22,718)	(33,505)	(53,226)	(9,262)	(299,368)

Corporate Treasury and Other Investments - Deconsolidated (g)	$5,451,037	$5,229,056	$4,988,130	$5,471,510	$5,455,354

Partnership Investments - GAAP	$5,530,420	$5,598,552	$5,585,603	$5,588,222	$5,924,275

Impact of Consolidation (h)	(3,221,619)	(3,273,357)	(3,224,559)	(3,251,310)	(3,223,580)

GP/Fund Investments - Deconsolidated	$2,308,801	$2,325,195	$2,361,044	$2,336,912	$2,700,695

Loans Payable - GAAP	$12,349,584	$12,311,469	$12,299,855	$12,111,377	$11,304,059

Impact of Consolidation (i)	(1,450,000)	(1,742,452)	(1,714,235)	(1,589,649)	(687,121)

Outstanding Debt - Carrying Value	10,899,584	10,569,017	10,585,620	10,521,728	10,616,938

Unamortized Discount	141,416	98,783	136,163	132,838	130,811

Outstanding Debt (at par) - Deconsolidated	$11,041,000	$10,667,800	$10,721,783	$10,654,566	$10,747,749

(a)	This adjustment adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.
(b)	Represents GAAP accrued performance revenue recorded within Due from Affiliates.
(c)	Represents Performance Revenues realized but not yet distributed as of the reporting date and are included in Distributable Earnings in the period they are realized.
(d)	Represents GAAP accrued performance compensation associated with Accrued Performance Allocations and is recorded within Accrued Compensation and Benefits and Due to Affiliates.
(e)	This adjustment adds other assets related to Treasury Operations that are recorded within Accounts Receivable, reverse repurchase agreements and Due from Affiliates.
(f)

This adjustment adds other liabilities related to Treasury Operations that are recorded within Accounts Payable, Accrued Expenses and Other Liabilities, Repurchase Agreements and securities sold short, not yet purchased.

(g)

Deconsolidated Other Investments was $4.3 billion as of December 31, 2023, which was comprised of $4.0 billion of liquid investments and $352 million of illiquid investments. The liquid portion of Other Investments relates to public equity securities and other investments held by Blackstone that can be easily converted to cash and may include securities and investments subject to lock-up periods.

(h)

This adjustment removes amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests and adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.

(i)	This adjustment removes amounts related to consolidated Blackstone Funds.

Blackstone | 31

RECONCILIATION OF GAAP TO TOTAL SEGMENTS

	QTD					FY

($ in thousands)	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	4Q’22	4Q’23

Management and Advisory Fees, Net

GAAP	$1,648,438	$1,658,315	$1,709,370	$1,655,443	$1,648,132	$6,303,315	$6,671,260

Segment Adjustment (a)	(7,347)	(5,928)	(6,184)	(1,603)	5,699	(20,369)	(8,016)

Total Segment	$1,641,091	$1,652,387	$1,703,186	$1,653,840	$1,653,831	$6,282,946	$6,663,244

GAAP Realized Performance Revenues to Total Segment Fee Related Performance Revenues

GAAP

Incentive Fees	210,264	142,876	153,077	158,801	240,417	525,127	695,171

Investment Income - Realized Performance Allocations	435,597	646,894	502,084	453,690	621,173	5,381,640	2,223,841

GAAP	$645,861	$789,770	$655,161	$612,491	$861,590	$5,906,767	$2,919,012

Total Segment

Less: Realized Performance Revenues	(472,745)	(641,526)	(388,423)	(337,940)	(693,213)	(4,461,338)	(2,061,102)

Segment Adjustment (b)	(408)	-	-	-	617	4,068	617

Total Segment	$172,708	$148,244	$266,738	$274,551	$168,994	$1,449,497	$858,527

GAAP Compensation to Total Segment Fee Related Compensation

GAAP

Compensation	626,990	716,285	737,017	700,268	631,877	2,569,780	2,785,447

Incentive Fees Compensation	71,261	63,281	64,227	65,432	88,127	207,998	281,067

Realized Performance Allocations Compensation	157,817	296,794	205,196	168,620	230,249	2,225,264	900,859

GAAP	$856,068	$1,076,360	$1,006,440	$934,320	$950,253	$5,003,042	$3,967,373

Total Segment

Less: Realized Performance Compensation	(161,779)	(296,024)	(178,370)	(133,995)	(287,628)	(1,814,097)	(896,017)

Less: Equity-Based Compensation - Fee Related Compensation	(192,141)	(265,154)	(246,445)	(252,928)	(182,048)	(772,170)	(946,575)

Less: Equity-Based Compensation - Performance Compensation	(2,563)	(2,980)	(3,310)	(2,688)	(3,921)	(9,920)	(12,899)

Segment Adjustment (c)	(18,962)	(3,231)	(9,507)	(4,786)	(6,248)	(76,080)	(23,772)

Total Segment	$480,623	$508,971	$568,808	$539,923	$470,408	$2,330,775	$2,088,110

GAAP General, Administrative and Other to Total Segment Other Operating Expenses

GAAP	$292,340	$273,394	$275,034	$279,186	$289,691	$1,092,671	$1,117,305

Segment Adjustment (d)	(25,059)	(21,746)	(17,668)	(14,741)	21,183	(103,648)	(32,972)

Total Segment	$267,281	$251,648	$257,366	$264,445	$310,874	$989,023	$1,084,333

Realized Performance Revenues

GAAP

Incentive Fees	210,264	142,876	153,077	158,801	240,417	525,127	695,171

Investment Income - Realized Performance Allocations	435,597	646,894	502,084	453,690	621,173	5,381,640	2,223,841

GAAP	$645,861	$789,770	$655,161	$612,491	$861,590	$5,906,767	$2,919,012

Total Segment

Less: Fee Related Performance Revenues	(172,708)	(148,244)	(266,738)	(274,551)	(168,994)	(1,449,497)	(858,527)

Segment Adjustment (b)	(408)	-	-	-	617	4,068	617

Total Segment	$472,745	$641,526	$388,423	$337,940	$693,213	$4,461,338	$2,061,102

Blackstone | 32

RECONCILIATION OF GAAP TO TOTAL SEGMENTS – (CONT’D)

	QTD					FY

($ in thousands)	4Q’22	1Q’23	2Q’23	3Q’23	4Q’23	4Q’22	4Q’23

Realized Performance Compensation

GAAP

Incentive Fee Compensation	$71,261	$63,281	$64,227	$65,432	$88,127	$207,998	$281,067

Realized Performance Allocations Compensation	157,817	296,794	205,196	168,620	230,249	2,225,264	900,859

GAAP	$229,078	$360,075	$269,423	$234,052	$318,376	$2,433,262	$1,181,926

Total Segment

Less: Fee Related Performance Compensation (e)	(64,736)	(61,071)	(87,743)	(97,369)	(26,827)	(609,245)	(273,010)

Less: Equity-Based Compensation - Performance Compensation	(2,563)	(2,980)	(3,310)	(2,688)	(3,921)	(9,920)	(12,899)

Total Segment	$161,779	$296,024	$178,370	$133,995	$287,628	$1,814,097	$896,017

Realized Principal Investment Income (Loss)

GAAP	$106,834	$108,058	$54,835	$94,313	$46,617	$850,327	$303,823

Segment Adjustment (f)	(50,947)	(64,367)	(62,296)	(38,813)	(27,415)	(454,071)	(192,891)

Total Segment	$55,887	$43,691	$(7,461)	$55,500	$19,202	$396,256	$110,932

GAAP Interest and Dividend Revenue net of Interest Expense to Total Segment Net Interest and Dividend Income (Loss)

GAAP

Interest and Dividend Revenue	102,632	90,485	148,505	109,133	168,374	271,612	516,497

Interest Expense	(100,329)	(104,441)	(108,096)	(110,599)	(108,732)	(317,225)	(431,868)

GAAP	$2,303	$(13,956)	$40,409	$(1,466)	$59,642	$(45,613)	$84,629

Segment Adjustment (g)	4,452	4,848	5,701	5,356	5,586	14,119	21,491

Total Segment	$6,755	$(9,108)	$46,110	$3,890	$65,228	$(31,494)	$106,120

This analysis reconciles the components of Total Segment Distributable Earnings (page 3) to their equivalent GAAP measures, reported on the Consolidated Statement of Operations (page 26). Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles, the expense of equity-based awards and Transaction-Related and Non-Recurring Items.

(a)

Represents (1) the add back of net management fees earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of revenue from the reimbursement of certain expenses by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures.

(b)	Represents the add back of Performance Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.
(c)	Represents the removal of Transaction-Related and Non-Recurring Items that are not recorded in the Total Segment measures.
(d)

Represents the (1) removal of amortization of transaction-related intangibles, (2) removal of certain expenses reimbursed by the Blackstone Funds, which are presented gross under GAAP but netted against Management and Advisory Fees, Net in the Total Segment measures, and (3) a reduction equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units which is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(e)	Fee related performance compensation may include equity based compensation based on fee related performance revenues.
(f)

Represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(g)

Represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

Blackstone | 33

NOTES

Notes to page 4 - Investment Performance and Net Accrued Performance Revenues

▪	The changes in carrying value, fund returns and composite returns presented throughout this presentation represent those of the applicable Blackstone Funds and not those of Blackstone.

▪	Core+ appreciation represents a weighted average of BREIT’s per share appreciation, BEPIF’s per share appreciation, and BPP’s appreciation for the period. The returns are weighted based on the average of BREIT’s monthly net asset values, BEPIF’s monthly net asset values, and the average of BPP’s quarterly adjusted beginning period market values for the period.

▪	Results for the Secondaries business (also referred to as Strategic Partners) are reported on a three-month lag from the Secondaries’ fund financial statements, which generally report underlying investments on a same-quarter basis, if available. As a result, the appreciation presented herein does not include the impact of economic and market activity in the current quarter. Current market activity is expected to affect reported results in upcoming quarters.

▪	Private Credit returns include mezzanine lending funds and middle market direct lending funds (including BXSL and BCRED), stressed/distressed strategies (including stressed/distressed funds and credit alpha strategies) and energy strategies. Liquid Credit returns include CLOs, closed-ended funds, open-ended funds and separately managed accounts. Only fee-earning funds exceeding $100 million of fair value at the beginning of each respective quarter-end are included. Funds in liquidation, funds investing primarily in investment grade corporate credit and asset-based finance are excluded. Blackstone Funds that were contributed to Blackstone Credit as part of Blackstone’s acquisition of Blackstone Credit, formerly known as GSO, in March 2008 and the pre-acquisition date performance for funds and vehicles acquired by Blackstone Credit subsequent to March 2008, are also excluded.

▪	The BPS Composite gross and net returns are based on the BAAM Principal Solutions (“BPS”) Composite, which includes only BAAM-managed commingled and customized multi-manager funds and accounts and does not include BAAM’s liquid solutions group, seeding, GP stakes, special situations, and advisory (non-discretionary) platforms, except for investments by BPS funds directly into those platforms. BAAM-managed funds in liquidation and, in the case of net returns, non fee-paying assets are also excluded. The funds/accounts that comprise the BPS Composite are not managed within a single fund or account and are managed with different mandates. There is no guarantee that BAAM would have made the same mix of investments in a stand-alone fund/account. The BPS Composite is not an investible product and, as such, the performance of the BPS Composite does not represent the performance of an actual fund or account.

 Notes to page 17 – Deconsolidated Balance Sheet Highlights

▪	GP/Fund Investments include Blackstone investments in Real Estate, Private Equity, Credit & Insurance, and Hedge Fund Solutions, which were $741 million, $1.0 billion, $740 million, and $217 million, respectively, as of December 31, 2023. Cash and Net Investments per share amounts are calculated using period end DE Shares Outstanding (see page 24, Share Summary).

Blackstone | 34

NOTES – (CONT’D)

 Notes to page 23 – Shareholder Dividends

▪	DE before Certain Payables represents Distributable Earnings before the deduction for the Payable Under Tax Receivable Agreement and tax expense (benefit) of wholly owned subsidiaries. Common shareholders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under Tax Receivable Agreement and certain other tax-related payables.

▪	Per Share calculations are based on end of period Participating Common Shares (page 24, Share Summary); actual dividends are paid to shareholders as of the applicable record date.

▪	Retained capital is withheld pro rata from common shareholders and Blackstone Holdings Partnership unitholders. Common shareholders’ share was $129 million for 4Q’23 and $453 million for FY’23.

Blackstone | 35

DEFINITIONS AND DIVIDEND POLICY

Blackstone discloses the following operating metrics and financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in this presentation:

▪	Segment Distributable Earnings, or “Segment DE”, is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments. Segment DE represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related and Non-Recurring Items. Segment DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–	Net Realizations is presented on a segment basis and is the sum of Realized Principal Investment Income and Realized Performance Revenues (which refers to Realized Performance Revenues excluding Fee Related Performance Revenues), less Realized Performance Compensation (which refers to Realized Performance Compensation excluding Fee Related Performance Compensation and Equity-Based Performance Compensation).

–	Segment Revenues represent Net Management and Advisory Fees, Fee Related Performance Revenues, Realized Performance Revenues and Realized Principal Investment Income.

▪	Distributable Earnings, or “DE”, is derived from Blackstone’s segment reported results. DE is used to assess performance and amounts available for dividends to Blackstone shareholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. DE is the sum of Segment DE plus Net Interest and Dividend Income (Loss) less Taxes and Related Payables. DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–	Net Interest and Dividend Income (Loss) is presented on a segment basis and is equal to Interest and Dividend Revenue less Interest Expense, adjusted for the impact of consolidation of Blackstone Funds, and interest expense associated with the Tax Receivable Agreement.

–	Taxes and Related Payables represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and including the Payable under the Tax Receivable Agreement. Further, the current tax provision utilized when calculating Taxes and Related Payables and DE reflects the benefit of deductions available to the company on certain expense items that are excluded from the underlying calculation of Segment DE and Total Segment Distributable Earnings, such as equity-based compensation charges and certain Transaction-Related and Non-Recurring Items where there is a current tax provision or benefit. The economic assumptions and methodologies that impact the implied income tax provision are the same as those methodologies and assumptions used in calculating the current income tax provision for Blackstone’s consolidated statements of operations under U.S. GAAP, excluding the impact of divestitures and accrued tax contingencies and refunds which are reflected when paid or received. Management believes that including the amount payable under the tax receivable agreement and utilizing the current income tax provision adjusted as described above when calculating DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders.

▪	Fee Related Earnings, or “FRE”, is a performance measure used to assess Blackstone’s ability to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. FRE equals management and advisory fees (net of management fee reductions and offsets) plus Fee Related Performance Revenues, less (a) Fee Related Compensation on a segment basis, and (b) Other Operating Expenses. FRE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

Blackstone | 36

DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

–	Fee Related Compensation is presented on a segment basis and refers to the compensation expense, excluding Equity-Based Compensation, directly related to (a) Management and Advisory Fees, Net and (b) Fee Related Performance Revenues, referred to as Fee Related Performance Compensation.

–	Fee Related Performance Revenues refers to the realized portion of Performance Revenues from Perpetual Capital that are (a) measured and received on a recurring basis, and (b) not dependent on realization events from the underlying investments.

–	Other Operating Expenses is presented on a segment basis and is equal to General, Administrative and Other Expenses, adjusted to (a) remove the amortization of transaction-related intangibles, (b) remove certain expenses reimbursed by the Blackstone Funds which are netted against Management and Advisory Fees, Net in Blackstone’s segment presentation, and (c) give effect to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

–	Perpetual Capital refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows. Includes co-investment capital with an investor right to convert into Perpetual Capital.

–	FRE Margin is calculated by dividing Fee Related Earnings by Fee Related Revenues (defined as the sum of Total Segment Management and Advisory Fees, Net and Fee Related Performance Revenues).

▪	Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization, or “Adjusted EBITDA”, is a supplemental measure used to assess performance derived from Blackstone’s segment results and may be used to assess its ability to service its borrowings. Adjusted EBITDA represents Distributable Earnings plus the addition of (a) Interest Expense on a segment basis, (b) Taxes and Related Payables, and (c) Depreciation and Amortization. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

▪	Performance Revenues collectively refers to: (a) Incentive Fees, and (b) Performance Allocations.

▪	Performance Compensation collectively refers to: (a) Incentive Fee Compensation, and (b) Performance Allocations Compensation.

–	Performance Compensation reflects an increase in the aggregate Realized Performance Compensation paid to certain of our professionals above the amounts allocable to them based upon the percentage participation in the relevant performance plans previously awarded to them as a result of a compensation program that commenced in 2Q’21. For the full year 2023, Fee Related Compensation was decreased by the total amount of additional Performance Compensation awarded for the year resulting in no impact to Distributable Earnings for the full year. In 4Q’23 the increase to Realized Performance Compensation was less than the decrease to Fee Related Compensation, which favorably impacted Distributable Earnings for the quarter. These changes typically have an impact on individual quarters but do not impact Income Before Provision (Benefit) for Taxes and Distributable Earnings for the full year.

▪	Transaction-Related and Non-Recurring Items arise from corporate actions including acquisitions, divestitures, Blackstone’s initial public offering, and non-recurring gains, losses, or other charges, if any. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs, gains or losses associated with these corporate actions, and non-recurring gains, losses or other charges that affect period-to-period comparability and are not reflective of Blackstone’s operational performance.

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DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

Dividend Policy. Blackstone’s intention is to pay to holders of common stock a quarterly dividend representing approximately 85% of Blackstone Inc.’s share of Distributable Earnings, subject to adjustment by amounts determined by Blackstone’s board of directors to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and dividends to shareholders for any ensuing quarter. The dividend amount could also be adjusted upward in any one quarter. All of the foregoing is subject to the qualification that the declaration and payment of any dividends are at the sole discretion of Blackstone’s board of directors and our board of directors may change our dividend policy at any time, including, without limitation, to reduce such quarterly dividends or even to eliminate such dividends entirely.

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FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation does not constitute an offer of any Blackstone Fund.

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